EXHIBIT 99.1

Rezolute Announces Appointment of Keith Vendola as Chief Financial Officer

LOUISVILLE, Colorado, May 16, 2018 – (GLOBE NEWSWIRE) – Rezolute, Inc. ("Rezolute" or the "Company") (OTCQB: RZLT), a clinical stage biopharmaceutical company specializing in the development of innovative drug therapies for metabolic and orphan diseases, announced today that Keith Vendola, M.D., M.B.A., has joined the Company as Chief Financial Officer. With two decades of expertise in healthcare corporate finance, Dr. Vendola will report directly to Nevan Elam, Chief Executive Officer of Rezolute.

"Keith's finance and extensive deal expertise coupled with his medical background are a perfect fit for Rezolute given our stage of development and strategic goals," Mr. Elam said. "Keith will play an integral role in moving Rezolute forward as a clinical stage company. I look forward to working closely with him."

"I am thrilled to join Rezolute," stated Dr. Vendola. "The team is driven by a passion to develop promising therapeutics that improve the care and lives of patients impacted by metabolic and rare conditions. I am honored to help with this mission."

Dr. Vendola previously served as Vice President of Competitive Strategy and Chief of Staff at Coherus BioSciences while the market cap exceeded $1 billion. In this role, he interacted extensively with Wall Street and executed multiple financings. In addition, he has served in senior finance and corporate development roles at a variety of pharmaceutical companies and as an investment banker within the healthcare groups of Banc of America Securities and Chase. As an executive and investment banker, he has contributed to many transactions and helped companies raise over $850 million.

Dr. Vendola received an M.B.A. in finance from Northwestern's Kellogg School of Management, M.D. from Dartmouth Medical School and B.A. in psychology from the College of the Holy Cross, where he graduated with honors. He completed an executive education program at Harvard Business School focused on strategic negotiations as well as a research fellowship in the Developmental Endocrinology Branch of the National Institutes of Health, where he was an author on multiple papers.

About Rezolute, Inc.
Rezolute is a clinical stage biopharmaceutical company specializing in the development of innovative drug therapies to improve the lives of patients with metabolic and orphan diseases. Rezolute is advancing a diversified pipeline including: RZ358 (Phase 2), an antibody for the ultra-orphan indication of Congenital HyperInsulinism (CHI) with an abbreviated path-to-market strategy; AB101 (Phase 1), a once-weekly injectable basal insulin with the potential to transform the treatment landscape in diabetes management by reducing the therapeutic burden for patients and improving compliance; and RZ402 (plan to file IND in H2 2018), a Plasma Kallikrein Inhibitor (PKI) targeting Diabetic Macular Edema (DME). For more information, visit: www.rezolutebio.com.

Forward-Looking Statements
 This release, like many written and oral communications presented by Rezolute, Inc. and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "seek," "strive," "try," or future or conditional verbs such as "could," "may," "should," "will," "would," or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, Rezolute undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Rezolute, Inc. Contact:
Noopur Liffick
VP of Corporate Development
(650) 549-4175
investor-relations@rezolutebio.com

Source: Rezolute, Inc.